Exhibit 10.2

EXECUTION COPY

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is entered into on March 22, 2010 by and between PERRIGO COMPANY, a Michigan corporation (together with its affiliates, “Perrigo”), and Paul B. Manning (“Employee”).

WHEREAS concurrently with the execution and delivery of this Agreement Perrigo is entering into that certain Merger Agreement (the “Merger Agreement”) with PBM Holdings, Inc., PBM Nutritionals, LLC, Pine Holdings Merger Sub, Inc., a direct wholly-owned subsidiary of Perrigo, Pine Nutritionals Merger Sub, LLC, a direct wholly-owned subsidiary of Perrigo, and PBM Stakeholders, LLC, as the stakeholders’ representative, pursuant to which Pine Holdings Merger Sub will merge with and into Holdings and Pine Nutritionals Merger Sub will merge with and into Nutritionals (the “Mergers”) (terms used and not defined herein shall have the meanings assigned to such terms in the Merger Agreement);

WHEREAS Schedule I to this Agreement lists the products that Perrigo, as of the Effective Time, is currently marketing, and Schedule II to this Agreement lists those categories of products that Perrigo is currently developing and planning to market (such products (as may be updated pursuant to Section 5) and categories listed on Schedule I and Schedule II, respectively, the “Perrigo Business”);

WHEREAS the Companies, directly and indirectly through certain of their Subsidiaries, are engaged in the business of manufacturing, marketing and distributing (i) infant and toddler nutritional products, including formulas, foods and pediatric drinks, (ii) Glucoburst gel, drink and tablet products or their store-brand equivalents, and (iii) any other products that the Companies or one of their controlled affiliates are (A) marketing or (B) as of the Employment End Date, actively developing and planning to market (the “Companies’ Business”); and

WHEREAS as a material inducement to Perrigo to enter into the Merger Agreement and consummate the Mergers, Employee agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of Perrigo’s hiring Employee as an employee and the receipt of consideration in connection with the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Non-Competition.

(a) Beginning at the Effective Time and ending on the fifth anniversary of the Closing Date (the “Companies’ Non-Competition Period”), Employee shall not, directly or indirectly, alone or as a partner, (i) serve as an officer, director, owner, trustee, employee or consultant of any Person, or (ii) own, manage, control, operate, or otherwise invest, participate or engage in, any business or other enterprise that in any way competes with the Companies’ Business as conducted immediately prior to the Employee’s termination of its employment with Perrigo (for any reason) (the “Employment End Date”).

(b) Beginning at the Effective Time and ending on the Employment End Date (the “Initial Perrigo Non-Competition Period”), Employee shall not, directly or indirectly, alone or as a partner, officer, director, owner, trustee, employee or consultant of any Person, own, manage, control, operate, or otherwise invest, participate or engage in any business or other enterprise that develops, manufactures or commercializes any products or categories that compete with the Perrigo Business as set forth on Schedule I (as may be updated pursuant to Section 5) and Schedule II. Beginning at the end of the Initial Perrigo Non-Competition Period and ending on the second anniversary of the Employment End Date (the “Extended Perrigo Non-Competition Period”), Employee shall not, directly or indirectly, alone or as a partner, officer, director, owner, trustee, employee or consultant of any Person, own, manage, control, operate, or otherwise invest, participate or engage in any business or other enterprise that develops, manufactures or commercializes any products that compete with any of the products listed on Schedule I (as may be updated pursuant to Section 5). For the purposes of this Agreement, “Perrigo Business” during the Extended Perrigo Non-Competition Period shall be defined as only those products listed on Schedule I (including as it may have been updated pursuant to Section 5).

(c) Nothing in this Agreement shall restrict or prohibit Employee from, at any time, directly or indirectly, developing, manufacturing or commercializing any national or regional brand products (but not store brand, private label or control brand products), including such products that may compete with any of the Perrigo products specified on Schedule I or within the categories set forth on Schedule II.

(d) Notwithstanding anything to the contrary herein, passive beneficial ownership of less than 5% in the aggregate of the stock of any corporation listed on a national securities exchange shall not be deemed to be a violation of this Section 1.

(e) Nothing contained herein shall prevent Employee or any of his affiliates from acquiring, merging with or investing in any Person or business whose net revenues from the Perrigo Business constitute less than five percent (5%) of the net revenues of the acquired business during the calendar year immediately preceding the consummation of the acquisition of the acquired business.

2. Non-Solicitation. During the Companies’ Non-Competition Period, Employee shall not knowingly or intentionally, directly or indirectly, either for himself or any other Person, solicit or induce, or attempt to solicit or induce, any individual who is, at such time, an employee or independent contractor of Perrigo to terminate his, her, or its relationship with Perrigo or in any way interfere with or disrupt Perrigo’s relationship with any of its employees or independent contractors; provided, however, that the foregoing provision shall not preclude Employee and his affiliates from (A) making good faith generalized solicitations for employees through advertisements or search firms and hiring any persons through such solicitations; provided, that Employee and his affiliates do not encourage or advise such firm to approach any such employee and such searches are not targeted or focused on Perrigo’s employees, or (B) responding to or hiring any employee of Perrigo who contacts Employee or its affiliates at his or her own initiative without any prior direct or indirect encouragement or solicitation (other than as permitted by clause (A) of this proviso).

3. Non-Disparagement. Employee shall not at any time disparage Perrigo to any Person or encourage, during the Companies’ Non-Competition Period or with respect to the Companies’ Business, and during the applicable period specified in Section 1(b) above with respect to the Perrigo Business, any Person to not retain the services of Perrigo with respect to, or in connection with, the Companies’ Business or the Perrigo Business, as the case may be; provided, however, that nothing contained in this Section 3 shall (i) prohibit the Employee or any of its controlled affiliates from asserting or enforcing any rights, claims or defenses any of them may have under the terms of the Merger Agreement or any of the other Transaction Documents, including pursuant to this Agreement or Article VIII or IX of the Merger Agreement, in each case, in connection with a court, arbitral or other similar proceeding, or (ii) prohibit Employee or any of its controlled affiliates from making statements that they believe, upon advice of counsel, are required by applicable Law.

4. Remedies.

(a) The parties to this Agreement recognize that irreparable harm would result from any breach by Employee of any restrictive covenant contained in this Agreement and that monetary damages alone would not provide adequate relief for any such breach. Accordingly, in addition to any other remedy that may be available to Perrigo, if Employee breaches a restrictive covenant contained in this Agreement, the parties acknowledge that injunctive relief in favor of Perrigo is proper (without the requirement of posting a bond or other security).

(b) The parties acknowledge that the agreements herein are reasonable in all respects and necessary for the protection of Perrigo, and Employee acknowledges that Perrigo’s willingness to enter into the Merger Agreement is expressly conditioned on Employee’s undertaking and complying with the agreements in this Agreement. Accordingly, Employee shall be bound by the restrictive covenants in this Agreement to the maximum extent permitted by Law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable. The parties further agree, however, that if a court of competent jurisdiction determines that any of the provisions hereof are excessively broad as to duration, scope, or geographic area, such provision shall be deemed modified to permit enforcement to the maximum extent allowed by Law.

5. Perrigo Business; Schedules I and II; Update of Perrigo Business. Perrigo Business shall be limited to only those products listed on Schedule I and, prior to the Employment End Date, those categories set forth on Schedule II. Perrigo shall (i) on or prior to the Closing Date, deliver to Employee a true and correct list of the products that (together with the categories set forth on Schedule II, which shall not be subject to updating) comprise the Perrigo Business and, in each case, which include the products that are in the market in commercial distribution on the Closing Date, (ii) promptly on or following (but, in any event, no later than fourteen (14) Business Days following) the Employment End Date, deliver to

Employee an amended and restated Schedule I to reflect the Perrigo Business, including only those products on the market in commercial distribution on the Employment End Date; provided, that (x) in the event that Perrigo fails to deliver to Employee an update to Schedule I pursuant to, and within the required period set forth in, clause (ii) of this Section 5, then the products listed on Schedule I delivered pursuant to clause (i) of this Section 5 shall be, for all purposes, the Perrigo Business and (y) if at any time during the Initial Perrigo Non-Competition Period or the Extended Perrigo Non-Competition Period any product included in Schedule I is sold or transferred to a third party such that Perrigo does not continue to commercialize such product, then Schedule I shall be deemed, without any action required by the parties hereto, amended to delete reference to such product. Notwithstanding anything to the contrary in this Agreement, Schedule I (and, accordingly, the Perrigo Business) shall in no event include, and Employee shall not, following the Employment End Date, be restricted from competing with, any product or products added following the date of this Agreement, to Perrigo’s portfolio of products pursuant to, or in connection with, a transaction or series of related transactions (in each case, whether alone or as part of a merger, acquisition, consolidation or otherwise) involving aggregate consideration equal to, or in excess of, $200 million.

6. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

(b) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT WITHIN THE COUNTY OF NEW YORK, IN THE STATE OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE PARTIES IRREVOCABLY (I) ACCEPT GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF THESE COURTS; (II) WAIVE ANY OBJECTIONS THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (I) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; (III) AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT THEIR RESPECTIVE ADDRESSES PROVIDED IN ACCORDANCE WITH SECTION 7; AND (IV) AGREE THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE

IN EVERY RESPECT. THE PARTIES HERETO IRREVOCABLY WAIVE, AND AGREE TO CAUSE THEIR SUBSIDIARIES TO WAIVE, THE RIGHT TO TRIAL BY JURY IN ANY ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT.

7. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given upon (a) personal delivery, (b) transmitter’s confirmation of a receipt of a facsimile transmission, (c) confirmed delivery by a standard overnight carrier of national reputation or when delivered by hand or (d) when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by notice given hereunder):

If to Perrigo, to:

Perrigo Company

515 Eastern Avenue

Allegan, MI 49010

Attn: Todd W. Kingma

Fax:  269-673-1386

With copies to (which shall not constitute receipt of notice hereunder):

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Attn: Robert G. Robison

         R. Alec Dawson

Fax:  (212) 309-6001

If to Employee, to:

Paul B. Manning

204 North Main Street

Gordonsville, VA 22942

Fax: (540) 832-0193

With copies to (which shall not constitute receipt of notice hereunder):

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attn:   Steven M. Goldman

Fax:    (212) 715-8053

8. No Third-Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies.

9. Assignment; Binding Effect. This Agreement and the rights hereunder are not assignable unless such assignment is consented to in writing by Perrigo and Employee.

Subject to the preceding sentence, this Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the rights, privileges, and obligations of the parties hereunder may not be assigned, except that Perrigo may, at its option, assign this Agreement or one or more of its rights, privileges or obligations under this Agreement to a controlled affiliate of Perrigo (so long as such affiliate remains a controlled affiliate) or in connection with a transfer of all or substantially all of the assets or stock of Perrigo or a merger or consolidation of Perrigo with and into another company or entity.

10. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties with respect to such subject matter.

11. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party or parties against whom the waiver is to be effective. No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

12. Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

13. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument binding upon all of the parties hereto notwithstanding the fact that all parties are not signatory to the original or the same counterpart. For purposes of this Agreement, facsimile signatures or signatures by other electronic form of transfer shall be deemed originals, and the parties agree to exchange original signatures as promptly as possible.

14. Headings. The headings contained in this Agreement are inserted for convenience only and shall not be considered in interpreting or construing any of the provisions contained in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

EMPLOYEE	PERRIGO COMPANY

/s/ Paul B. Manning	by:	/s/ Joseph C. Papa
Paul B. Manning	Name:	Joseph C. Papa
	Title:	President and CEO

Signature Page to Non-Competition Agreement